UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2024

Blend Labs, Inc.
(Exact name of Registrant, as specified in its charter)

Delaware	001-40599	45-5211045
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
415 Kearny Street
San Francisco, California 94108
(Address of principal executive offices, including zip code)
(650) 550-4810
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value of $0.00001 per share	BLND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement

Issuance and Sale of Series A Convertible Preferred Stock and Warrant

On April 29, 2024 (the “Closing Date”), Blend Labs, Inc., a Delaware corporation (the “Company” or “Blend”), entered into an Investment Agreement (the “Investment Agreement”) with Haveli Brooks Aggregrator, L.P. (the “Investor” or “Haveli”) and issued 150,000 shares of the Company’s Series A Convertible Preferred Stock, par value $0.00001 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $150 million, or $1,000 per share (the “Issuance”).

Designation of Series A Preferred Stock

On April 29, 2024 the Company filed with the Secretary of State of the State of Delaware a Certificate of Designations designating the Series A Preferred Stock (the “Certificate of Designations”) and establishing the designation, powers, preferences, and rights of the shares of such series and the qualifications, limitations or restrictions thereof. The Certificate of Designations became effective upon filing. The Series A Preferred Stock ranks senior to the Company’s class A common stock, par value $0.00001 per share (“Common Stock”) with respect to dividend rights and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company. Dividends do not accrue on the Series A Preferred Stock. The Series A Preferred Stock has a liquidation preference of $1,000 per share.

Conversion Rights

On or after the expiration or earlier termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), the Series A Preferred Stock is convertible at the option of the holders thereof at any time into an initial conversion rate of 307.6923 per $1,000 principal amount (equivalent to an initial conversion price of approximately $3.25 per share), and is subject to certain anti-dilution adjustments. In no event will the conversion rate be less than 404.0729 per $1,000 principal amount.

Voting & Consent Rights

Holders of the Series A Preferred Stock are entitled to vote with the holders of the Common Stock on an as-converted basis on or after the expiration or earlier termination of the applicable waiting period under the HSR Act. Holders of the Series A Preferred Stock are be entitled to a separate class vote with respect to, among other things, (i) amendments to the Company’s organizational documents that have an adverse effect on the Series A Preferred Stock, (ii) authorizations or issuances by the Company of securities that are senior to, or equal in priority with, the Series A Preferred Stock, (iii) increases in the number of authorized or issued shares of Series A Preferred Stock or number of shares available under equity compensation plans, (iv) the incurrence of indebtedness for borrowed money in the aggregate of more than $50,000,000 (other than in the ordinary course of business), (v) redemptions or repurchases of the Company’s capital stock, other than in connection with equity plans or with Company employees, (vi) changes to the principal business of the Company, (vii) certain mergers or acquisitions with consideration in excess of $50,000,000, or any divestiture of Company assets for consideration in excess of $100,000,000, (viii) payments of dividends or other distribution with respect to any shares of the Company’s capital stock, (ix) liquidation, dissolution or winding up of the affairs of the Company, (x) certain transactions with affiliates of the Company, (xii) the approval of options or grants under any equity compensation plan in any year that represent more than 3.75% of the total number of fully-diluted shares of capital stock (excluding dilution from the Series A Preferred Stock), (xiii) until the third anniversary after the Closing Date, any increase to the amount of certain publicly-reported non-GAAP expenses in the Board-approved budget, and (xiv) the termination without cause of the employment of the Company’s Chief Executive Officer, Head of Finance and Administration, or the Company’s Head of Revenue, each as set forth in the Certificate of Designations.

Redemption Rights

At any time following the fifth anniversary of the Closing Date, a majority of the holders of the Series A Preferred Stock have the right to cause the Company to redeem, in whole, but not in part, the shares of Series A Preferred Stock for a per share amount in cash equal to: (i) 100% of the then-current liquidation preference thereof, multiplied by (ii)(A) 150% if the redemption occurs at any time on or after the fifth anniversary of the Closing Date and prior to the sixth anniversary of the Closing Date, (B) 175% if the redemption occurs at any time on or after the sixth anniversary of the Closing Date and prior to the seventh anniversary of the Closing Date, and (C) 200% if the redemption occurs at any time on or after the seventh anniversary of the Closing Date.

At any time following the seventh anniversary of the Closing Date, the Company may redeem in whole, but not in part, all of the Series A Preferred Stock for a per share amount in cash equal to: (i) the then-current liquidation preference, multiplied by (ii) 200%.

Upon prior written notice of certain change of control events involving the Company, unless the holders elect to convert the shares of the Series A Preferred Stock into Common Stock, the shares of the Series A Preferred Stock shall automatically be redeemed by the Company for a repurchase price per share equal to the greater of (i) the value of the shares of Series A Preferred Stock as converted into Common Stock at the then-current conversion price and (ii) 200% of the then-current liquidation preference thereof.

Governance Rights

Pursuant to the Investment Agreement, the Company increased the size of its board of directors (the “Board”) in order to appoint, as of the Closing Date, one individual designated by the Investor, who initially is Brian Sheth, to the Board for a term expiring at the 2024 annual meeting of the Company’s stockholders (the “Annual Meeting”). Mr. Sheth has also been nominated for reelection as a director at the Annual Meeting. So long as the Investor beneficially owns at least 33% of the shares of Series A Preferred Stock purchased by the Investor at the closing of the Issuance on an as-converted basis, the Investor will have the right to designate a director nominee for election to the Board.

Standstill

Additionally, until the Standstill Expiration Date (as defined in the Investment Agreement), the Investor is subject to certain standstill restrictions pursuant to which the Investor is restricted, among other things and subject to certain customary exceptions, from (1) acquiring more than 19.9% of the Company’s outstanding Common Stock or securities exchangeable for or convertible into the Common Stock; (2) making, participating in or encouraging any proxy solicitation or submitting any shareholder proposal to the Company; (3) publicly proposing any change of control or other extraordinary transaction involving the Company; (4) seeking representation on the Board (beyond the representation provided for above); (5) seeking to control or influence the management, Board or business of the Company; (6) supporting or encouraging, or entering into any agreements with any person in doing any of the foregoing, or (7) taking any action that would require the Company to make a public announcement regarding the possibility of a transaction or any of the foregoing.

Transfer and Conversion Restrictions

Except as described below, prior to the first anniversary of the Closing Date, the Investor is restricted from transferring Series A Preferred Stock (including the Common Stock issuable upon conversion of the Series A Preferred Stock or upon exercise of the Warrant (as defined below)), or entering into any hedging arrangement with respect to the Series A Preferred Stock or Common Stock. Exceptions include, among others: (i) transfers to affiliates, (ii) transfers to the Company or any of its subsidiaries, (iii) transfers in connection with a bona fide loan or other financing arrangement with a nationally recognized financial institution, including pledges to secure permitted financings, and (iv) transfers in connection with certain merger and acquisition events or tender offer approved by the Board (other than a tender offer commenced by the Company prior to the one-year anniversary of the Closing Date). In no event may the Investor transfer Series A Preferred Stock, the Common Stock issuable upon conversion of the Series A Preferred Stock, or the Common Stock issuable upon exercise of the Warrant to any activist shareholder or competitor, as those terms are defined in the Investment Agreement, or person that would be a 5% stockholder of the Company after giving effect to such transfer, subject to customary exclusions.

The Investment Agreement has been filed as Exhibit 10.1 attached to this Current Report on Form 8-K to provide investors and securityholders with information regarding its terms and conditions. It is not intended to provide any other information about the Investor or the Company. The Investment Agreement contain representations, warranties, and covenants of the parties thereto made to and solely for the benefit of each other, and such representations, warranties, and covenants may be subject to materiality and other qualifiers applicable to the contracting parties that differ from those that may be viewed as material to investors. The assertions embodied in those representations, warranties, and covenants are qualified by information in a confidential disclosure letter that the Company delivered in connection with the execution of the Investment Agreement and were made as of the date of the Investment Agreement and as of the Closing Date, except those made as of a specified date. Accordingly, investors and securityholders should not rely on the representations, warranties, and covenants as characterizations of the actual state of facts. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Investment Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Warrant

On the Closing Date and in connection with the Issuance, the Company issued to the Investor a warrant (the "Warrant") to purchase up to 11,111,112 shares of Common Stock, at purchase price of $4.50 per share of Common Stock for total consideration of up to $50,000,000. The Warrant is exercisable for a period of 24 months after the Closing Date.

The foregoing description of the Warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Warrant, which is attached hereto as Exhibit 4.1, and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, in connection with the Issuance, the Company and the Investor entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide to the Investor certain customary registration rights with respect to shares of the Common Stock issued in connection with any conversion of the Series A Preferred Stock or upon exercise of the Warrant. In addition, the Company has agreed to customary indemnification provisions relating to indemnification for any material misstatements or omissions by the Company in connection with the registration of the Investors’ Common Stock.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement, which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful.
Item 1.02    Termination of a Material Definitive Agreement

On April 29, 2024, the Company paid approximately $146 million to repay in full all amounts outstanding and payable under that certain Credit Agreement, dated as of June 30, 2021, by and among the Company, as borrower, the guarantors party thereto, the lenders party thereto, and Blue Owl Technology Finance Corp., as administrative agent for the lenders (as amended by that certain First Amendment to Credit Agreement, dated as of October 18, 2022, and as further amended by that certain Second Amendment to Credit Agreement, dated as of November 27, 2023, the “Credit Agreement”) and terminated the Credit Agreement.

Item 3.02    Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

As described in Item 1.01, pursuant to the terms of the Investment Agreement, the Company has agreed to issue shares of Series A Preferred Stock and the Warrant to the Investor. This issuance and sale is exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act. The Investor represented to the Company that it is an “accredited investor” as defined in Rule 501 of the Securities Act and that the Series A Preferred Stock, Warrant and shares of Common Stock that may be issuable upon conversion or exercise, as the case may be, is being acquired for investment purposes and not with a view to, or for sale in connection with, any distribution thereof, and appropriate legends will be affixed to any certificates evidencing shares of the Series A Preferred Stock, Warrant or shares of the Common Stock issued in connection with any future conversion of the Series A Preferred Stock or exercise of the Warrant.

Item 3.03    Material Modification to Rights of Security Holders

The information contained in Item 1.01 with respect to the Investment Agreement and the Registration Rights Agreement and in Item 5.03 with respect to the Certificate of Designations is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors; Nomination of New Directors

On April 23, 2024, each of Ann Mather, Ciara Burnham and Erin Collard informed the Company that they would not stand for reelection to the Board at the Company’s Annual Meeting. Each of Mses. Mather’s and Burnham’s and Mr. Collard’s decision to not stand for reelection was due to their other professional responsibilities, and neither Mses. Mather nor Burnham nor Mr. Collard resigned from the Board due to any disagreement with the Company on any matter related to the Company’s operations, policies or practices.

“On behalf of Blend’s Board and the management team, I want to express my sincere thanks to Ann, Ciara and Erin for their invaluable leadership and contributions to Blend” said Nima Ghamsari, Head of Blend. “Their strategic insights and expertise have helped position Blend well for the future. I'm excited about this next chapter for Blend and the continuing evolution of the Company.”

Ms. Mather commented “I’ve had the pleasure of spending several fulfilling years on the Board of Blend, during which we took the company public and helped shape it into something we can all be proud of today. I look forward to continuing to celebrate Blend's wins as it builds products that deliver meaningful improvements to customers.”

Ms. Burnham commented “This is a team that is laser-focused on its mission and on seizing the incredible opportunity in front of it. I'd like to congratulate the Company on its new strategic partnership with Haveli, whose investment in Blend strengthens the Company's ability to drive innovation and deliver long-term value for customers and shareholders. I’m proud of all that we’ve accomplished together and look forward to celebrating Blend’s future successes.”

Mr. Collard commented “As a co-founder and former CFO of Blend, I have had the privilege to be a part of its success from the beginning. Working with Nima and contributing to the Blend story has been a profoundly rewarding experience. I look forward to watching Blend continue to push boundaries and deliver excellence to its customers.”

On April 29, 2024, the Board nominated each of Bryan E. Sullivan and Eric Woersching to serve on the Board, subject to the approval of stockholders at the Annual Meeting.

Appointment of New Director

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Under the terms of the Investment Agreement, the Investor has the right to designate one member of the Board. The Investor has designated Brian Sheth as the Series A Director (as defined in the Investment Agreement) and, accordingly, the Board appointed Mr. Sheth to serve as a member of the Board effective as of the Closing Date.

Pursuant to the Investment Agreement, Mr. Sheth will not be entitled to receive any compensation from the Company for his service.

In accordance with the Company’s customary practice, the Company has entered into its standard form of indemnification agreement with Mr. Sheth, the form of which has been filed as Exhibit 10.1 to the amendment to the Registration Statement on Form S-1 (File No. 333-257223), filed with the SEC on July 6, 2021.

Other than with respect to the Investment Agreement, Mr. Sheth has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There are no family relationships, as defined in Item 401 of Regulation S-K, promulgated under the Exchange Act, between Mr. Sheth and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are also no arrangements or understandings between Mr. Sheth and any other persons pursuant to which Mr. Sheth was appointed a director of the Company.

Item 5.03    Amendments to Articles of Incorporation or Bylaws

The information related to the issuance and sale of Series A Preferred Stock contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On April 29, 2024, Blend posted supplemental investor materials on the investor relations section of its website (investor.blend.com). Blend announces material information to the public about Blend, its products and services and other matters through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, the investor relations section of its website (investor.blend.com), its blog (blend.com/blog) and its X account (formerly known as Twitter) (@blendlabsinc) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

The information in Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.
3.1	Certificate of Designation
4.1	Warrant by and between Blend Labs, Inc. and Haveli Brooks Aggregrator, L.P.
10.1	Investment Agreement, dated April 29, 2024, by and between Blend Labs, Inc. and Haveli Brooks Aggregrator, L.P.
10.2	Registration Rights Agreement by and between Blend Labs, Inc. and Haveli Brooks Aggregrator, L.P.
99.1	Press Release, dated April 29, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Blend Labs, Inc.
Date: April 29, 2024
	By:	/s/ Amir Jafari
	Name:	Amir Jafari
	Title:	Head of Finance and Administration (Principal Financial Officer)